Exhibit 10.1(a)

Addendum to Standard Office Lease-Net

Dated as of September 20, 1995, in which

Duane A. Harlan is named as Lessor and

Sierra Digital, Inc. is named as Lessee (“Lease”)

The Lessor and Lessee named in the Lease hereby supplement the Lease as follows:

1. Rent. Base rent pursuant to paragraph 1.6 of the Lease shall be in the amount of $3,500.00 per month payable on the 1st day of each month pursuant to Paragraph 4.1 of the Lease. Each anniversary date of the Lease, Lessor and Lessee may, at their respective elections, reestablish the base rent to be the fair market value base rent determined for the premises with respect to similar building and similar use in the same geographic vicinity.

2. Term. The term of this Lease shall commence on September 20, 1995, and shall renew for one (1) year periods on each anniversary of the commencement date. Notwithstanding the foregoing, either party may give the other party six (6) months advance written notice to terminate this Lease.

Dated: September 20, 1995.

LESSOR:

/s/ Duane A. Harlan

DUANE A. HARLAN

LESSEE: SIERRA DIGITAL, INC., a California corporation

By:	/s/ Duane A. Harlan

Duane A. Harlan, President

RULES AND REGULATIONS FOR

STANDARD OFFICE LEASE

[GRAPHIC]

Dated:

By and Between                                                                                                   .

GENERAL RULES

1. Lessee shall not suffer or permit the obstruction of any Common Areas, including driveways, walkways and stairways.

2. Lessor reserves the right to refuse access to any persons Lessor in good faith Judges to be a threat to the safety, reputation, or property to the Office Building Project and its occupants.

3. Lessee shall not make or permit any noise or odors that annoy or interfere with other Lesses or persons having business within the Office Building Project.

4. Lessee shall not keep animals or birds within the Office Building Project, and shall not bring bicycles, motorcycles or other vehicles into areas, not designated as authorized for same.

5. Lessee shall not make, suffer or permit litter except in appropriate receptacles for that purpose.

6. Lessee shall not alter any lock or install new or additional locks or bolts.

7. Lessee shall be responsible for the inappropriate use of any toilet rooms, plumbing or other utilities. No foreign substances of any kind are to be inserted therein.

8. Lessee shall not deface the walls, partitions or other surfaces of the Premises or Office Building Project.

9. Lessee shall not suffer or permit any thing in or around the Premises or Building that causes excessive vibration or floor landing in any part of the Office Building Project.

10. Furniture, significant freight and equipment shall be moved into or out of the building only with the Lessor’s knowledge and consent and subject to such reasonable limitations, techniques and timing, as may be designated by Lessor. Lessee shall be responsible for any damage to the Office Building Project arising from any such activity.

11. Lessee shall not employ any service or contractor for services or work to be performed in the Building, except as approved by Lessor.

12. Lessor reserves the right to close and lock the Building on Saturdays, Sundays and legal holidays, and on other days between the hour of _____ P.M. and _____ A.M. of the following day. If Lessee uses the Premises during such periods, Lessee shall be responsible for securely locking any doors it may have opened for entry.

13. Lessee shall return all keys at the termination of its tenancy and shall be responsible for the cost of replacing any keys that are lost.

14. No window coverings, shades or awnings shall be installed or used by Lessee.

15. No Lessee, employee or invitee shall go upon the roof of the Building.

16. Lessee shall not suffer or permit smoking or carrying of lighted cigars or cigarettes in areas reasonably designated by Lessor or by applicable governmental agencies as non-smoking areas.

17. Lessee shall not use any method of heating or air conditioning other than as provided by Lessor.

18. Lessee shall not install, maintain or operate any vending machines upon the Premises without Lessor’s written consent.

19. The Premises shall not be used for lodging or manufacturing, cooking or food preparation.

20. Lessee shall comply with all safety, fire protection and evacuation regulations established by Lessor or any applicable governmental agency.

21. Lessor reserves the right to waive any one of these rules or regulations, and/or as to any particular Lessee, and any such waiver shall not constitute a waiver of any other rule or regulation of any subsequent application thereof to such Lessee.

22. Lessee assumes all risks from theft or vandalism and agrees to keep its Premises locked as may be required.

23. Lessor reserves the right to make such other reasonable rules and regulations as it may from time to time deem necessary for the appropriate operation and safety of the Office Building Project and its occupants. Lessee agrees to abide by these and such rules and regulations.

PARKING RULES

1. Parking areas shall be used only for parking by vehicles no longer than full size, passenger automobiles herein called “Permitted Size Vehicles.” Vehicles other than Permitted Size Vehicles are herein referred to as “Oversized Vehicles.”

2. Lessee shall not permit or allow any vehicles that belong to or are controlled by Lessee or Lessee’s employees, suppliers, shippers, customers, or invitees to be loaded, unloaded, or parked in areas other than those designated by Lessor for each activities.

3. Parking stickers or identification devices shall be the property of Lessor and be returned to Lessor by the holder thereof upon termination of the holder’s parking privileges. Lessee will pay such replacement charges as is reasonably established by Lessor for the lese of such devices.

4. Lessor reserves the right to refuse the sale of monthly identification devices to any person or entity that willfully refuses to comply with the applicable rules, regulations, laws and/or agreements.

5. Lessor reserves the right to relocate all or a part of parking spaces from floor to floor, within one floor, and/or to reasonably adjacent offsite, location(s), and to reasonably allocate them between compact and standard size spaces, as long as the same complies with applicable laws ordinances and regulations.

6. Users of the parking area will obey all posted signs and park only in the areas designated for vehicle parking.

7. Unless otherwise instructed, every person using the parking area is required to park and lock his own vehicle. Lessor will not be responsible for any damage to vehicles, injury to persons or loss of property, all of which risks are assumed by the party using the parking area.

8. Validation, if established, will be permissible only by such method or methods as Lessor and/or its licensee may establish at rates generally applicable to visitor parking.

9. The maintenance, washing, waxing or cleaning of vehicles in the parking structure or Common Areas is prohibited.

10. Lessee shall be responsible for seeing that all of its employees, agents and invitees comply with the applicable parking rules, regulations, laws and agreements.

11. Lessor reserves the right to modify these rules and/or adopt such other reasonable and non-discriminatory rules and regulations as it may deem necessary for the proper operation of the parking area.

12. Such parking use as is herein provided is intended merely as a license only and no bailment is intended or shall be created hereby.

© 1984 American Industrial Real Estate Association	FULL SERVICE–NET	Initials:

EXHIBIT B PAGE 1 OF 1 PAGE

STANDARD OFFICE LEASE

FLOOR PLAN

[GRAPHIC]

EXHIBIT A

© 1984 American Industrial Real Estate Association	FULL SERVICE–NET	Initials:

PAGE 1 OF 1 PAGES